UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 6, 2026
(Date of report; date of earliest event reported)

Commission file number: 1-3754

Ally Financial Inc.
(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Ally Detroit Center
500 Woodward Avenue, Floor 10
Detroit, Michigan 48226
(Address of principal executive offices)
(Zip Code)

(866) 710-4623
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALLY	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 6, 2026, Ally Financial Inc. (the “Company”) held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved the Ally Financial Inc. Incentive Compensation Omnibus Plan (the “2026 ICP”), which amended and restated and combined the existing Ally Financial Inc. Incentive Compensation Plan and Ally Financial Inc. Non-Employee Directors Equity Compensation Plan (together, the “Prior Plans”). Any employee of the Company (including its named executed officers) and each non-employee member of the Company’s Board of Directors is eligible to receive awards under the 2026 ICP. The Company is authorized to issue 25,217,502 shares of the Company’s common stock, $0.01 par value (“Common Stock”) under the 2026 ICP, which consists of (i) 13,917,502 shares of Common Stock that remained available for issuance under the Prior Plans as of May 6, 2026 plus (ii) 11,300,000 additional shares of Common Stock approved by the shareholders of the Company at the Annual Meeting.
A description of the 2026 ICP was included in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 18, 2026 (the “Proxy Statement”) in the section titled “Proposal 4: Approval of the Ally Financial Inc. Incentive Compensation Omnibus Plan”. The descriptions of the 2026 ICP contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the 2026 ICP, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 6, 2026, Ally Financial Inc. held its Annual Meeting of Shareholders. The results of voting on matters brought before stockholders are shown below.
Proposal 1 — Election of directors

	For	Against	Abstain	Broker Non-Votes
Gunther T. Bright	266,466,385	709,261	252,236	11,106,599
William H. Cary	260,412,065	6,825,208	190,609	11,106,599
Mayree C. Clark	261,821,386	5,281,413	325,083	11,106,599
Kim S. Fennebresque	243,769,317	22,832,027	826,538	11,106,599
Thomas P. Gibbons	265,763,121	1,422,430	242,331	11,106,599
Michelle J. Goldberg	266,563,595	630,533	233,754	11,106,599
Franklin W. Hobbs	260,641,138	6,455,276	331,468	11,106,599
Allan P. Merrill	265,347,415	1,828,397	252,070	11,106,599
David Reilly	265,957,234	1,273,733	196,915	11,106,599
Michael G. Rhodes	266,604,567	633,621	189,694	11,106,599
Brian H. Sharples	265,799,815	1,427,206	200,861	11,106,599
Tracey D. Weber	266,572,560	611,564	243,758	11,106,599
Proposal 2 — Advisory vote on executive compensation

For	Against	Abstain	Broker Non-Votes
259,445,810	7,542,099	439,973	11,106,599
Proposal 3 — Ratification of the Audit Committee's engagement of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2026

For	Against	Abstain
272,462,325	5,879,439	192,717
Proposal 4 — Approval of the Ally Financial Inc. Incentive Compensation Omnibus Plan

For	Against	Abstain	Broker Non-Votes
256,726,564	10,380,360	320,958	11,106,599

Proposal 5 — Approval of the Ally Financial Inc. Employee Stock Purchase Plan

For	Against	Abstain	Broker Non-Votes
265,739,874	1,569,844	118,164	11,106,599
Proposal 6 — Shareholder Proposal to Reduce Threshold for Shareholders to Call Special Meetings

For	Against	Abstain	Broker Non-Votes
78,514,072	188,464,656	449,154	11,106,599
Item 9.01    Exhibits.

Exhibit No.	Description of Exhibits

10.1
Ally Financial Inc. Incentive Compensation Omnibus Plan (incorporated herein by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 18, 2026 (Exchange Act File No. 001-03754))

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. (Registrant)

Dated:	May 8, 2026	/s/ Austin T. McGrath
Austin T. McGrath
Vice President, Controller, and Chief Accounting Officer